                                                                 EXHIBIT 10.25


         [PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT REQUESTED BY CARNIVAL CORPORATION]





                            SHIPBUILDING CONTRACT

                             FOR HULL NO. 491 AT
                           KVAERNER MASA-YARDS INC
                                --------------





                          Sinclair Roche & Temperley

                            SHIPBUILDING CONTRACT



Between, CARNIVAL CORPORATION., a company organized and existing under the laws of the Republic of Panama with its principal offices located at 3655 N.W. 87th Avenue, Miami, Florida, USA 33178 - 2428 hereinafter called the "PURCHASER",

and

KVAERNER MASA-YARDS, INC., a company organized and existing under the laws of the Republic of Finland with a registered office in Helsinki, Finland hereinafter called the "CONTRACTOR",

In respect of yard No.491 :

WHEREAS

(i) By a contract dated 15th September 1987 made between Wartsila Marine Industries Inc. ("WMI") and the PURCHASER, WMI agreed to design, build and deliver to the PURCHASER a passenger cruise vessel known as hull no. 1299 (and following the contract referred to in recital (ii) as 480 at the yard of the CONTRACTOR) and after delivery named ms "ECSTASY".

(ii) By an agreement dated 25th January 1990 the CONTRACTOR agreed to complete ms "ECSTASY" following the bankruptcy of WMI and has delivered ms "ECSTASY" to the PURCHASER.

(iii) By a contract dated 15th September 1987 WMI agreed to design, build and deliver to the PURCHASER a further passenger cruise vessel known as hull no. 1300 to be named MS "SENSATION" and by a contract dated 12th May 1991 between the CONTRACTOR and the PURCHASER the CONTRACTOR agreed to complete the construction of ms "SENSATION" (as Hull no.
         484) on the terms set out therein.

(iv) By a further contract dated 5th September 1991 the CONTRACTOR agreed to design build and deliver to the PURCHASER a further passenger cruise vessel to be known during construction as Hull 487 and on delivery to be named ms "FASCINATION".

(v) By a further contract dated 25 March 1992 the CONTRACTOR agreed to design, build and deliver to the PURCHASER a further passenger cruise vessel to be known during construction as Hull 488 and on delivery to be named "IMAGINATION".

(vi) By a further contract dated 23 December 1993 the CONTRACTOR agreed to design, build and deliver to the PURCHASER a further passenger cruise vessel to be known during construction as Hull 489 and on delivery to be named "INSPIRATION".

(vii) This agreement sets out the terms on which the CONTRACTOR will design and build for the PURCHASER a further passenger cruise ship to be known during construction as Hull 491.


IT IS HEREBY AGREED AND STIPULATED AS FOLLOWS:


ARTICLE 1:       SUBJECT OF THE CONTRACT


(A)      VESSEL'S Description and Main Characteristics

The CONTRACTOR undertakes to design and build and complete at the Building Site (as hereinafter defined) and to deliver to the PURCHASER, who orders and undertakes to accept delivery of one passenger cruise ship (hereinafter called the "VESSEL"), which will be a "carbon-copy" sistership to MS "IMAGINATION", hull No. 488 as built except that modifications shall be made:-

1. as required to ensure that the VESSEL complies with the laws, rules, regulations and enactments referred to in paragraph (E) of this
         Article 1.

2. as required to ensure that the VESSEL is a repeat of m.s. "IMAGINATION" (Hull 488) except that the PURCHASER has the freedom to make decorative changes as in previous ships ordered from the CONTRACTOR, it being understood that the quality, standard and finish of such decorative changes will be the same as m.s. "IMAGINATION" (Hull 488), it being understood that such decorative changes will not make the building cost higher. All alterations agreed in regard to Hull 488 to the date of November 10, 1994 will be incorporated in the VESSEL without any cost additional to the purchase price specified herein.

The specifications and plans for MS "FASCINATION" as built (modified in accordance with the foregoing provisions of this paragraph (A) and the provisions referred to in paragraph (E) of this Article 1) shall hereinafter be referred to as the "SPECIFICATIONS" and the "PLAN" respectively. Drawings and specifications for public areas will be agreed within the timetable set out in the Addendum to this CONTRACT of even date herewith and initialled on behalf of the CONTRACTOR and the PURCHASER.

Regarding the Makers List, the CONTRACTOR is entitled to make changes as compared with MS "FASCINATION". The changes will be submitted for technical approval by the PURCHASER. Such approval shall not be withheld, if the relevant characteristics of the Specification are fulfilled, and the reputation of the supplier is acceptable to the PURCHASER.





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

         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]


In the event of any conflict between this CONTRACT and the SPECIFICATIONS and the PLAN, the provisions of this CONTRACT shall prevail. In the event of any conflict between the SPECIFICATIONS and the PLAN, the provisions of the SPECIFICATIONS shall prevail.

(B)      Speed

The VESSEL's speed shall be as follows:-

         -    (a)         Trial Speed
                          With the propulsion motors
                          developing each XXXXX at about XXX
                          RPM and at XXXX Meter draft and
                          other conditions as per paragraph
                          XXXXX of the SPECIFICATIONS: XXXX
                          knots

         -    (b)         Service Speed
                          With X diesel alternators 8ZAL40S
                          and X diesel alternators
                          12ZAV40S developing a total output
                          not exceeding XXXX percent MCR, at
                          XXX RPM, and after allowing XXX MW
                          for the VESSEL'S other electrical
                          services, the residual power shall
                          enable the VESSEL to reach XXXX
                          knots with a margin of XX percent,
                          at a draught of XXXXm.


(C)      Building Site

The Building Site shall be the CONTRACTOR's shipyard at Helsinki, Finland provided that the CONTRACTOR may have parts of the VESSEL constructed at its yard at Turku. The CONTRACTOR shall nevertheless be at liberty to carry out work elsewhere provided that the main work of erection, assembly and construction of the VESSEL shall take place at the Building Site aforesaid.

(D)      Yard Number, Marking of Materials

The VESSEL shall, for the purpose of identification only be known as Yard
No.491.





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As soon as possible after the arrival at the Building Site, all materials, machinery and other equipment intended to be incorporated in the VESSEL shall be marked with the above Yard Number for the purpose of identification and establishing that such materials, machinery and equipment belong to the VESSEL. The CONTRACTOR may not use any such marked material, machinery, and equipment for the construction of any other vessel without the approval of the PURCHASER, such approval not to be unreasonably withheld. The CONTRACTOR may not use for the construction of the VESSEL materials, machinery and other equipment marked for use in the construction of any other vessel without the approval of the PURCHASER, such approval not to be unreasonably withheld.

The CONTRACTOR is obliged to pay all deliveries promptly on or before delivery. Upon the PURCHASER'S request, the CONTRACTOR shall supply proof of payment having been properly effected as well as further evidence that it is under no residual obligations towards its suppliers in respect of other deliveries.

(E)      VESSEL'S Classification and Standard

The VESSEL shall comply with the laws, rules, regulations and enactments published and in force on the date hereof as stated in the SPECIFICATIONS, including also Stability Regulations for Passenger Vessels (April 1990) and Fire Protection for Lifeboats and Rafts in way of windows and screens (SOLAS 74, as amended) to the requirements of the Classification Society and the Panamanian Government. The Vessel shall also comply with the requirements of the following:

1. U.S.P.H including "Vessel Sanitation Programme - Operation Manual (edition August 1989) and W.H.O "Guide to Ship Sanitation"; and

2. SOLAS Regulations and Wireless in relation to Global Marine Distress Signal Systems; and

3. Panamanian Government regulations for registration of vessels under Panamanian flag. The VESSEL shall be built to class and under survey of Lloyd's Register of Shipping and, if not otherwise stated in the SPECIFICATIONS, in accordance with good shipbuilding practice in Scandinavia for new passenger cruise vessels of the type and general characteristics and in any event in no respect inferior to the standards of M.S. "FASCINATION" as built. Classification, survey and testing and any other charges relating to the CONTRACTOR'S obligations and items of supply under this CONTRACT shall be for the account of the CONTRACTOR.

         It is understood that the CONTRACTOR shall carry out such work as is necessary in accordance with this CONTRACT so that the VESSEL on arrival in the U.S.A is approved by the United States Public Health authorities.





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

(F)      Decisions of the Classification Society

The decisions of Lloyds Register of Shipping the ("Classification Society") shall be final and binding on both contracting parties as to the VESSEL'S compliance or non-compliance with the rules and regulations, observance of which is to be controlled by the said Society.

(G)      Sub-contracting

Subject to the requirements of Article 1(A) the CONTRACTOR has the right to sub-contract part of the work to third parties on the Building Site or elsewhere.


ARTICLE 2:       INSPECTION AND APPROVALS


(A)      Inspection

The PURCHASER shall have the right to have the VESSEL and all engines, machinery, outfit and equipment intended for her inspected during construction by its authorized representative(s) to whom the CONTRACTOR shall grant free access for such purpose during working hours to the VESSEL and to the CONTRACTOR'S shipyard and workshops wherever the VESSEL is being built and/or designed. The CONTRACTOR will obtain for the PURCHASER the right of access to subcontractors' premises. The inspection will be at the PURCHASER's risk and expense.

The PURCHASER'S authorized representative(s) whose name(s) and duties are to be made known in advance, shall observe the works' rules prevailing at the CONTRACTOR'S and the subcontractors' premises. They shall address their remarks exclusively to the CONTRACTOR'S appointed representative(s) whose name(s) shall be made known to the PURCHASER.

Should the PURCHASER elect to entrust the inspection to firms or persons outside its organisation, such firms or persons and their duties shall be subject to the CONTRACTOR'S prior approval.

(B)      Effect of Approvals

Approval by the PURCHASER or the PURCHASER'S representative of inspections, tests, trials, documents, or plans shall not relieve the CONTRACTOR of its obligations under Article 1 of this CONTRACT.





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


ARTICLE 3:       MODIFICATIONS


(A)      Modifications

Either party may request the other in writing to make modifications to the SPECIFICATIONS and/or PLAN and provided that the CONTRACTOR and the PURCHASER fully agree in writing within ten days from the dispatch of the CONTRACTOR'S notification of any (a) appropriate adjustment of price, (b) appropriate adjustment of delivery date; (c) appropriate adjustment of the deadweight; (d) appropriate adjustment of speed requirements; and (e) any other appropriate adjustment of this CONTRACT, the SPECIFICATIONS and the PLAN, the CONTRACTOR will carry out such modifications.

The CONTRACTOR has the right to continue production on the basis of the SPECIFICATIONS and the PLAN until agreement has been reached as above stated.

All agreed modifications and alterations shall be subject to the conditions of this CONTRACT and the SPECIFICATIONS.

(B)      Modifications by Regulatory Bodies and Classification Society

In the event that subsequent to the date hereof any modifications, deletions or additions are made to the laws, rules, regulations and enactments applicable to the VESSEL or their interpretation or their application (including withdrawal of provisional approvals of the Classification Society and/or additional requirements of said Society) as compared with the basis of this CONTRACT and/or similar measures of other bodies as referred to in Article 1, paragraph
(E), and such modifications, deletions or additions are compulsory for the VESSEL, the CONTRACTOR will effect them and will notify the (a) adjustment of price; (b) adjustment of delivery date; (c) adjustment of deadweight; (d) adjustment of speed requirements; and (e) any other adjustment of the CONTRACT, SPECIFICATIONS and PLAN, all as may be appropriate in the circumstances.

The PURCHASER may require that the CONTRACTOR shall first apply for a formal waiver of compliance with such modifications, deletions or additions from the authority by whom the modifications, deletions or additions have been promulgated, should the PURCHASER consider that the operation of the VESSEL in its intended service would permit of such waiver. In such agreement the CONTRACTOR will fix a reasonable time limit after which if the waiver has not been obtained, the CONTRACTOR will go on with the required modifications, deletions or additions. Any additional cost caused by the application for such waiver whether or not obtained shall be for account of the PURCHASER and the date of delivery of the VESSEL if actually delayed thereby shall be extended by the time necessary as a result of the application for waiver.





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

Modifications by regulatory bodies and by the Classification Society which are not compulsory for the VESSEL shall be treated as the PURCHASER'S modifications according to paragraph (A) above but the CONTRACTOR will in any case advise the PURCHASER of such modifications as soon as they are published and obtain the PURCHASER'S approval in writing before proceeding to make such modifications.

(C)      Payment of Adjustments of Price

The adjustments of price made under paragraphs (A) and (B) above shall be settled in accordance with paragraph (D) of Article 7.

(D)      Information

When required the CONTRACTOR shall furnish reasonable information relating to the basis and method of determining any adjustment of price and other effects of modifications referred to in this Article.


ARTICLE 4:       TRIALS


The VESSEL shall run the following tests and trials:

         (1)     Dock trials as specified in the SPECIFICATIONS.

         (2) Official sea-trials as provided for in the SPECIFICATIONS during which the trial speed, the propulsion machinery plant output and the propeller revolutions shall be determined in accordance with Article 1, paragraph (B)(a).

                 An endurance test as well as all other trials and tests included in the sea trial program in the SPECIFICATIONS, shall also be carried out with recording of measurements of all parameters, enabling determination of performance relevant to each test.

         (3)     All other trials specified in the SPECIFICATIONS.

Such speed runs and endurance test shall be run at the draft attainable by ballasting the VESSEL with ballast water using tanks and compartments intended for this purpose and as far as practicable the draft shall be as close as possible to the corresponding draft at which tank model tests have been carried out.

Should the speed trial draft aforementioned be other than the draft specified in Article 1(B)(a), the speed, the main engine output and the revolutions corresponding to the latter draft shall be determined by the Netherlands Model Basin in Wageningen by means of data from their model tests on the basis of the results recorded at the sea trials.

All trials and measurements will be conducted in a manner and to an extent as prescribed in a detailed schedule based on the SPECIFICATIONS.

The methods to be used will be selected by the CONTRACTOR to suit the VESSEL'S trial trip programme to the approval of the PURCHASER.

The CONTRACTOR has the right to subcontract speed and power measurements to an independent model basin or research institute. However, the PURCHASER will be kept fully informed and allowed to observe and ascertain measurements recorded during the trials as if the CONTRACTOR had carried out the tests with its own personnel.

Should conditions which properly qualify to delay delivery as provided in
Article 6 paragraph (D) prevent the CONTRACTOR from carrying out properly the official trial on the day scheduled therefor, the CONTRACTOR has the right to postpone the trial or such part of it as deemed necessary. In such case the CONTRACTOR shall be entitled to an extension of the VESSEL'S delivery time covering the whole period of postponement.

The CONTRACTOR shall have the right to repeat any trial whatsoever after giving reasonable notice to the PURCHASER.

All expenses for the trials and adjustments of all the VESSEL'S equipment shall be borne by the CONTRACTOR who during the sea trials will provide the necessary crew at its own expense. If, during any sea trial, any breakdowns occur entailing interruption or irregular performance which can be repaired by the normal means available on board, the trial shall be continued after repairs and be valid in all respects.

However, should the VESSEL require to return to a port to enable the breakdown to be remedied, a further trial shall be undertaken, if necessary at sea, to prove the outstanding performance and complete demonstrations.

The CONTRACTOR shall give the PURCHASER thirty days notice of the anticipated date of the first sea trials.

Within seven (7) days from the completion of the sea trial or the above further trial, the CONTRACTOR shall present the PURCHASER with a full set of results of the tests carried out during the sea trials and the PURCHASER shall give the CONTRACTOR within 3 days from the receipt of the results a notice in writing, or by telex or telefax confirmed in writing, of completion and acceptance of the trial run, advising whether the PURCHASER considers that the results of the trial run indicate conformity of the VESSEL to this Contract the SPECIFICATIONS and the PLAN.





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

In the event that the PURCHASER rejects the results of the trial run as not conforming to this CONTRACT or to the SPECIFICATIONS or the PLAN, the PURCHASER shall indicate in its notice of rejection in what respect the VESSEL, or any part or equipment thereof, does not conform to this CONTRACT and/or the SPECIFICATIONS.

In the event that the PURCHASER fails to notify the CONTRACTOR as aforesaid of the acceptance of or the rejection, together with the reason therefor, of the trial within the period as provided above, the PURCHASER shall be deemed to have accepted the trial run of the VESSEL.

Acceptance of the results of the trial run as above provided shall be final and binding so far as conformity of the VESSEL to the CONTRACT and the SPECIFICATIONS and the PLAN to the extent demonstrated on such trial is concerned and shall preclude the PURCHASER from refusing formal delivery of the VESSEL as hereinafter provided, on the grounds of non conformity of the VESSEL in respect of items whose conformity has been demonstrated and accepted during the trial run, if the CONTRACTOR complies with all other requirements for delivery as provided in this CONTRACT.

Should any fuel oil lubricating oil, greases and ship's stores, including fresh water furnished by the CONTRACTOR for the sea trial remain on board the VESSEL at the time of acceptance thereof by the PURCHASER, the PURCHASER agrees to buy the same from the CONTRACTOR at the price reasonably paid by the CONTRACTOR and evidenced by invoices of the supplier and payment by the PURCHASER shall be effected in accordance with paragraph (D) of Article 7.


ARTICLE 5:       GUARANTEE FOR SPEED, DEADWEIGHT AND FUEL
                 CONSUMPTION


Subject to the provision contained in Article 7 (E) the rights and obligations of the CONTRACTOR and PURCHASER in regard of the VESSEL'S trial speed, deadweight and consumption of fuel of the propulsion plant are delimited as follows:

(A)      Speed

For the purpose of determining the VESSEL'S actual trial speed, the speed of the VESSEL recorded on the official sea trials under Article 4 shall be adjusted in accordance with Article 4 as if the official sea trials had been carried out under the conditions specified in Article 1, paragraph (B)(a) and paragraph 1.2.6 of the SPECIFICATIONS. If the actual trial speed so computed is less than the adjusted trial speed under Article 1, paragraph (B)(a), the CONTRACTOR shall pay to the PURCHASER as liquidated damages and not by way of penalty the following amounts:





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         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR
         CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]



- -        for the first two tenths (2/10ths) of a knot of such speed deficiency:
         XXXXXXX

- -        U.S.$XXXXXX for the third complete tenth of one knot deficiency and that amount increased by U.S.$XXXXXX for each successive complete one tenth of a knot of such deficiency, save and except that the CONTRACTOR shall have the right to remedy the deficiency and repeat the trial.

If the VESSEL'S trial speed determined or computed as provided in this paragraph (A) is more than one knot below the adjusted trial speed under
Article 1, paragraph (B)(a), the PURCHASER, as an alternative to receiving the above mentioned liquidated damages, shall have the option to terminate this CONTRACT, with the consequences provided for in Article 8 and Article 11, save and except that the CONTRACTOR shall have the right to remedy the deficiency and repeat the trial.

Should the actual trial speed of the VESSEL determined or computed as provided in this paragraph (A) be greater than the adjusted trial speed under Article 1, paragraph (B)(a), the PURCHASER shall pay to the CONTRACTOR as premiums the following amounts:

- -        for the first two tenths (2/10ths) of the knot of extra speed: XXXXXXX

- -        U.S.$XXXXXX for the third complete tenth of one knot of extra speed and that amount increased by U.S.$XXXXXX for each successive complete one tenth of a knot up to a maximum extra speed of one half of one knot.

(B)      Deadweight

If the VESSEL'S deadweight determined as stated in the SPECIFICATIONS is more than XXX metric tons less than the deadweight specified, then the CONTRACTOR shall pay to the PURCHASER as liquidated damages and not by way of penalty an amount of US $XXXXX for each full XXX metric tons of such deficiency in excess of XXX metric tons, save and except that the CONTRACTOR shall have the right to remedy the deficiency.

If the VESSEL'S deadweight determined as stated in the SPECIFICATIONS is more than XXX metric tons less than the deadweight specified, the PURCHASER, as an alternative to receiving the above mentioned liquidated damages, shall have the option to terminate this CONTRACT with the consequences provided for in
Article 8 and Article 11, save and except that the CONTRACTOR shall have the right to remedy the deficiency.





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         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR
         CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]


(C)      Fuel Consumption

For the main propulsion plant a shop test shall be carried out in accordance with the SPECIFICATIONS. During such shop test the specified fuel consumption shall be ascertained and corrected to the design parameters.

The shop test shall be run on heavy fuel oil with each diesel engine developing XX% MCR at XXX revolutions. The measured fuel consumption shall be corrected to a reference lower calorific value of XXXXXX kilojoules per kg and ISO standard conditions. The fuel consumption of the main propulsion plant so corrected shall not exceed XXXXXXXXXXXXX for engines type 12ZAV40S and XXXXXXXXXXXXXXXXX for engines type 8ZAL40S.

With respect to any of the engines, should the corrected fuel consumption be in excess of XXX percent of XXXXXXXXXXXXXXXXX for engines type 12ZAV40S and XXXXXXXXXXXX for engines type 8ZAL40S, the CONTRACTOR shall pay to the PURCHASER, as liquidated damages and not by way of penalty, an amount of US $XXXXXX for each full one percent in excess of XXX percent of XXXXXXXXXXXXXXXXX for engines type 12ZAV40S and XXXXXXXXXXXXXXXXX for engines type 8ZAL40S, save and except that the CONTRACTOR shall have the right to remedy any defect causing such excessive fuel consumption and repeat the trial.

With respect to any of the engines, should the corrected fuel consumption be in excess of XXX percent of XXXXXXXXXXXXXXXXX for engines type 12ZAV40S and XXXXXXXXXXXXX for engines type 8ZAL40S, the PURCHASER, as an alternative to receiving the above mentioned liquidated damages shall have the option to terminate this CONTRACT with the consequences provided for in Article 8 and
Article 11, save and except that the CONTRACTOR shall have the right to remedy any defect causing such excessive fuel consumption and repeat the trial.



ARTICLE 6:                DELIVERY OF THE VESSEL


(A)      Delivery Date and Place of Delivery

The VESSEL shall be delivered to the PURCHASER at the Building Site or other agreed place.

The date for delivery of the VESSEL (the "Delivery Date") shall be 26 February 1998 subject to permissible extensions as provided in this CONTRACT.





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         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR
         CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]



Six (6) months prior to the date on which the CONTRACTOR expects the VESSEL to be ready for delivery the CONTRACTOR shall give notice to the PURCHASER in writing (the "Delivery Notice") specifying the actual expected delivery date.

The PURCHASER shall promptly take delivery of the VESSEL when properly completed in accordance with this CONTRACT and shall with reasonable dispatch as applies to a passenger cruise ship remove her from the CONTRACTOR'S shipyard.

(B)      Liquidated Damages for Delayed Delivery

If the VESSEL is not delivered (duly completed in accordance with this CONTRACT, the SPECIFICATIONS and the PLAN) on or before the Delivery Date (as extended by virtue of the provisions of this CONTRACT specifically permitting such extension), the CONTRACTOR shall pay to the PURCHASER by way of liquidated damages and not by way of penalty the amount of UNITED STATES DOLLARS XXXXXXXXXXXXXXXX (US$XXXXXXX) for each full calendar day of delay following the Delivery Date as so extended.

(C)      Termination for Delay

If the VESSEL is not delivered (duly completed in accordance with this CONTRACT, the SPECIFICATIONS and the PLAN), by the date falling twelve (12) months after the Delivery Date (as extended by virtue of the provisions of this CONTRACT expressly permitting such extension), the PURCHASER may terminate this CONTRACT by notice to the CONTRACTOR with the consequences provided for in
Article 8 and Article 11. On such valid termination the CONTRACTOR shall forthwith also pay to the PURCHASER the liquidated damages payable by virtue of paragraph (B) above as if the VESSEL had been delivered on the date on which this CONTRACT is terminated by the PURCHASER under this paragraph.

If the VESSEL is not delivered (duly completed in accordance with this CONTRACT and the SPECIFICATIONS and the PLAN) by 26 October 1999 then, notwithstanding the provisions of paragraphs (D) and (E) below which would otherwise operate to permit the Delivery Date to be extended, the PURCHASER may terminate this CONTRACT by notice to the CONTRACTOR with the consequences provided for in
Article 8 and Article 11. On such valid termination the CONTRACTOR shall forthwith also pay to the PURCHASER the liquidated damages payable by virtue of paragraph (B) above as if the VESSEL had been delivered on the date on which this CONTRACT is terminated by the PURCHASER under this paragraph.





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(D)      Permissible Extensions due to "Force Majeure"

Should the CONTRACTOR be prevented from having the VESSEL constructed for delivered by the Delivery Date owing to: - Acts of God; engagement in war or other hostilities, civil war, civil commotions, riots or insurrections; requirements of civil or military authorities in contemplation of war; blockades; embargoes, vandalism; sabotage; epidemics; strikes; lockouts; officially agreed reduction of working hours relating to the Finnish workforce as a whole; earthquakes; landslides; floods; failure of electric current for a period of more than three working days; damages by lightning; explosions, collisions, strandings or fires; damage to the VESSEL and time taken to repair such damage; shortage of materials and equipment or inability to obtain delivery thereof, provided that such materials and equipment at the time of ordering could reasonably be expected by the CONTRACTOR to be delivered in time; defects in materials and equipment such as castings or forgings which could not have been detected by the CONTRACTOR or its subcontractors using reasonable care; delays caused by delay of the Classification Society or other bodies whose documents are required in issuing such documents; delays caused by events similar to the foregoing; the effect of the foregoing on the CONTRACTOR'S other commitments; then and in any such case the Delivery Date of the VESSEL shall, subject to paragraphs (E) and (F) below, be extended by the number of calendar days of delay incurred by the CONTRACTOR in completing or delivering the VESSEL in consequence of any of these events.

(E)      Definitive Notice of Delivery

Following the giving of the Delivery Notice by the CONTRACTOR pursuant to paragraph (A) above the only events which shall be permitted to extend the Delivery Date (as previously properly extended by virtue of other provisions of this CONTRACT permitting such extension) shall (subject to paragraph (F) below) be: Acts of God, engagement in war or other hostilities, civil wars, civil commotions, riots or insurrections requirements of military authorities in contemplation of war, blockades, embargoes, vandalism, sabotage, epidemics, earthquakes, landslides, flood, damage by lightning, explosions, collisions, strandings, fires or nationwide strikes or lockouts either general or affecting nationwide a particular sector of the labour force.

(F)      Conditions for Claims for Permissible Delays

Not later than 7 days from the date of commencement of any of the above contingencies on account of which the CONTRACTOR claims that it is entitled to an extension of the Delivery Date, the CONTRACTOR shall provide the PURCHASER with telex or telefax advice particularising the date such contingency commenced and the reasons therefor and the nature thereof, the estimated duration thereof and the action which is being taken by the CONTRACTOR to overcome the effect of the contingency. If any such contingency continues for a period in excess of 30 days the CONTRACTOR shall, at regular fortnightly intervals thereafter, continue to keep the PURCHASER advised by delivery to the PURCHASER of further statements containing the particulars specified above. Within 7 days after the CONTRACTOR becomes aware that such contingency has ended the CONTRACTOR shall specify the period of time by which it claims the Delivery Date is to be extended by reason of delay due to such contingency.

The CONTRACTOR shall not be entitled to claim any extension of the Delivery Date in respect of any particular delay unless:

         1. The CONTRACTOR has given all the proper notices and statements required by this paragraph (F) in relation to that particular item of delay; and

         2. that particular item of delay has not in any way been caused or contributed to by any error, neglect or omission on the part of the CONTRACTOR; and

         3. the CONTRACTOR has, since the date of commencement of the contingency in question, taken all reasonable steps to remove the cause of delay and to mitigate its effect on the delivery of the VESSEL; and

         4. the cause of delay could not reasonably have been foreseen by the CONTRACTOR at the date of this CONTRACT.

In the event of there being any dispute between the parties under this Article the burden of proof shall be upon the CONTRACTOR to establish the facts entitling it to an extension of the Delivery Date and that all requirements specified in this paragraph have been fully satisfied.

(G)      Termination of the CONTRACTOR'S Responsibilities

On delivery of the VESSEL to the PURCHASER all risk and every responsibility for the safety and generally for the condition of the VESSEL is transferred to the PURCHASER, and thereafter all responsibilities on the part of the CONTRACTOR shall cease with the exception of the guarantee obligations provided for in Article 12 and Article 13 hereof and the rights of the parties under
Article 8(A).

If it is not practicable before delivery for the CONTRACTOR to demonstrate the contractual performance of any of the specified equipment or the contractual performance of any of the specified technical systems of the VESSEL in their intended operating conditions, the CONTRACTOR will demonstrate such performance as soon as practicable, and if not practicable within 180 days of delivery compliance or non-compliance shall be determined by calculations. In case of deficiencies in performance the CONTRACTOR will remedy such deficiencies in performance under the guarantee contained in Article 12.

(H)      Protocol of Delivery and Acceptance

At the delivery and acceptance of the VESSEL the PURCHASER and the CONTRACTOR shall execute, in duplicate, a Protocol of Delivery and Acceptance one original copy of which is to be retained by each party.

         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]


ARTICLE 7:                PRICE AND PAYMENT



(A)      Contract Price

The PURCHASER shall pay to the CONTRACTOR the CONTRACT price of UNITED STATES DOLLARS XXXXXXXXXXXXXXXXXXXXXXXXXX (US $ XXXXX) inclusive of building period financing cost.

(B)      Instalments

Payment of the CONTRACT Price shall be made by the PURCHASER to the CONTRACTOR by instalments as follows:

    -       XX% equal to USDXXXXXXXXX on the date of signature of this CONTRACT;

    - XX% equal to USDXXXXXXXXXX XXXXXXXXXXXXX after delivery of m.s. "IMAGINATION" (KMY HULL XXX);

    -       XX% equal to USDXXXXXXXXXX XXXXXXXXXXXXXX;

    - XX% equal to USDXXXXXXXXXXX on delivery of the VESSEL duly completed in accordance with this CONTRACT, the SPECIFICATIONS and the PLAN.

(C)      Payment Procedures

Except for the first instalment the CONTRACTOR shall notify the PURCHASER at least 10 days in advance of the estimated dates of the instalment payments falling due.

All payments to the CONTRACTOR are to be made in U.S. Dollars for same day value at a bank in Helsinki to be designated by the CONTRACTOR without any deduction whatsoever on the dates on which the payments are due as aforesaid.

Expenses for remitting payments and any other expenses connected with such payments shall be for the account of the PURCHASER.

If for any reason the PURCHASER cannot take delivery of the VESSEL on the date the CONTRACTOR has notified that the VESSEL will be ready for delivery, the PURCHASER shall, subject to paragraph (A) of Article 6, nevertheless be liable to make full and final payment on that date, provided the VESSEL is tendered in accordance with the terms of this CONTRACT.

(D)      Payment for Modifications

The sum due for modifications under Article 3 of this CONTRACT shall be paid by or credited to the PURCHASER as the case may be to the CONTRACTOR on delivery.

(E)      Payment for Liquidated Damages and Premiums

Any amount of liquidated damages or any premiums under Articles 5 and 6 shall be calculated and determined on delivery of the VESSEL or on termination in accordance with Article 6(C) or 11(B) and the balance (of one over the other) shall be paid to the party entitled thereto at the delivery of the VESSEL or, in the event of termination of this CONTRACT in accordance with Article 6(C) as provided herein, provided that (notwithstanding any other provision in this CONTRACT to the contrary) the net amount payable under this paragraph shall not exceed XXX per cent of the CONTRACT Price referred to in paragraph (A) of this Article.

Payment of liquidated damages under Article 5 and/or 6 of this CONTRACT shall be to the exclusion of any other claims in respect of the matters giving rise to such payment except that this provision shall not affect the rights of the PURCHASER under Article 6 (C) and Article 11 of this CONTRACT or the alternative right of the PURCHASER to terminate this CONTRACT in the circumstances provided in Article 5 of this CONTRACT.

(F)      Prompt Payment

The PURCHASER shall not delay any payment of the Contract Price in the event of any disagreement as to the amount of extras, liquidated damages or premiums, or in the event of other exceptions or claims the PURCHASER may have asserted or may intend to assert against the CONTRACTOR, whether in connection with this CONTRACT or otherwise without prejudice to the PURCHASER'S right to apply subsequently to arbitration.

         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]


(G)      Bank Guarantee

On the date of signature of this CONTRACT in respect of the first instalment and not less than five (5) business days before the date on which the PURCHASER is obliged to make payment to the CONTRACTOR of respectively the second and third instalments of the Contract Price as provided in Article 7(B) and as a condition precedent to the obligation of the PURCHASER to make payment of such instalments, the CONTRACTOR shall deliver to the PURCHASER a bank guarantee of payment by the CONTRACTOR of all amounts which the CONTRACTOR may become liable to pay to the PURCHASER under Article 11(A) of this CONTRACT.

Each such guarantee shall be issued by a first class bank acceptable to the PURCHASER in the form of Exhibit A hereto and shall be authenticated in such manner as the PURCHASER may require. The PURCHASER and the CONTRACTOR shall share equally the cost of providing and maintaining such guarantees. Each guarantee shall be for an amount not less than the amount specified with respect to the relevant instalment below:

Instalment No                                                  Amount US$
- -------------                                                  ----------

1                                                               XXXXXXXXX
2                                                              XXXXXXXXXX
3                                                              XXXXXXXXXX


Each such bank guarantee shall be initially valid until 30 April 1998. If, in the PURCHASER'S opinion the delivery of the VESSEL will for any reason be postponed beyond such date, the validity of the bank guarantee shall, before 30 April 1998 be extended until 30 November 1999.

Irrespective of the dates indicated in this paragraph (G) the bank/s issuing the bank guarantee shall be informed that the original bank guarantee will be returned to the bank/s on the actual date when vessel is delivered and accepted by the purchaser. The issuing bank/s shall be instructed that fees will be charged until the date of delivery of vessel.

(H)      Statements of Financial Conditions

The CONTRACTOR shall provide to the PURCHASER at four monthly intervals following the date of this CONTRACT statements of the financial condition of the CONTRACTOR in such form and substance as the PURCHASER may reasonably request to enable the PURCHASER to monitor the current financial condition of the CONTRACTOR during the construction of the VESSEL.

ARTICLE 8:                PROPERTY


(A)      General Plans, Specification and Working Drawings

All rights in the SPECIFICATIONS, plans and working drawings, technical descriptions, calculations, test results and other data, information land documents concerning the design and constructions of the VESSEL shall belong to the CONTRACTOR before actual delivery and after actual delivery shall belong to the PURCHASER provided always that the CONTRACTOR shall be entitled to use the same to the extent of the hull form and all parts below the main accommodation decks.

The PURCHASER shall have the right to use the SPECIFICATIONS, plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and the construction of the VESSEL prior to delivery of the VESSEL with the consent of the CONTRACTOR, such consent not to be unreasonably withheld and to be given promptly following the PURCHASER'S request.

(B)      Title to the VESSEL

As from signing of this CONTRACT the PURCHASER has title to:-

         1. All materials and equipment for building of the VESSEL purchased from and delivered by suppliers and sub-contractors.

                 The title to all such materials and equipment for building of the VESSEL shall be with the PURCHASER already before such materials and equipment arrive at the shipyard.

         2. All materials and equipment out of the CONTRACTOR'S own stock allocated for the construction of the VESSEL which for this purpose shall be stored separately and marked as early as possible.

         3.      Parts manufactured from the materials listed above.

         4. The VESSEL itself as it is in the course of progressive stages of construction, together with equipment installed.

Until the CONTRACT Price (as adjusted) has been paid in full the PURCHASER may not at any time, prior or subsequent to the delivery of the VESSEL transfer, whether finally or conditionally, or mortgage or hypothecate the VESSEL without the CONTRACTOR'S written consent in each particular case.

Subject to the provisions of Article 11 this paragraph shall in no way impair the CONTRACTOR'S right to retain the VESSEL until the PURCHASER has complied with its obligations under Article 7 of this CONTRACT.

(C)      Effect of Termination on the Title to the VESSEL under Construction

If the CONTRACTOR justly terminates this CONTRACT, the CONTRACTOR becomes the sole owner of the VESSEL.

If the PURCHASER justly terminates this CONTRACT, the PURCHASER thereby waives its right to the VESSEL, provided that all amounts payable or repayable to the PURCHASER by the CONTRACTOR on such termination in accordance with this CONTRACT shall have been paid or repaid or security satisfactory to the PURCHASER shall have been provided for such payment or repayment.


ARTICLE 9:                INSURANCE


The VESSEL and all materials, machinery and other equipment belonging to the VESSEL and within the precincts of the Building Site shall until delivery of the VESSEL (including during trials) be insured by the CONTRACTOR at the CONTRACTOR'S expense in the joint names of the CONTRACTOR and the PURCHASER against all risks customarily insured against in the Finnish shipbuilding industry and in accordance with and subject to the terms of the usual construction policy for a total of not less than the aggregate of (1) the amount for the time being paid by the PURCHASER to the CONTRACTOR in respect of the VESSEL and (2) interest thereon at the rates specified in Article 11 from the date such payment was made to the CONTRACTOR and (3) the value of equipment or materials supplied by the PURCHASER and present within the precincts of the Building Site or already installed in the VESSEL. If considered necessary by the CONTRACTOR or if required by the PURCHASER, war risks insurance for not less than the CONTRACT Price is to be effected by the CONTRACTOR up to the date of delivery to the extent that such insurance is obtainable on the London insurance market provided, however, that the CONTRACTOR shall effect war risk insurance at its own expense during sea trials.

In the event of the VESSEL and/or such materials etc. as aforesaid sustaining damage, including war damage, before delivery of the VESSEL then any monies received in respect of any insurance effected under this Article shall be applied by the CONTRACTOR in making good such damage with all due despatch during ordinary working hours in a reasonable and workmanlike manner and the PURCHASER shall not on account of any such damage or any repair thereof be entitled to object to the VESSEL or to make any claim for alleged consequential loss or depreciation provided that such damage is made good in accordance with this CONTRACT, the SPECIFICATIONS and the PLAN as if it was the VESSEL'S new construction.

Underwriters are entitled to settle claims concerning repairable damage to the VESSEL directly with the CONTRACTOR, and make all payments on these claims directly to the CONTRACTOR.

Should the VESSEL at any time from any cause become an actual total loss or an agreed or compromised constructive total loss under the insurance policy, this CONTRACT shall thereupon absolutely cease and terminate without any liability whatsoever on the part of the CONTRACTOR provided that the CONTRACTOR has complied with its obligations under the preceding provisions of this Article. In the event of such total loss insurance monies shall be paid to the PURCHASER for reimbursement (1) of the amounts paid by the PURCHASER to the CONTRACTOR hereunder and (2) interest thereon at the rates specified in Article 11 from the dates such payments were made and (3) the value of equipment and materials supplied by the PURCHASER and within the precincts of the Building Site or installed on the VESSEL at the time of such total loss; any balance shall belong to the CONTRACTOR. Under no circumstances shall the CONTRACTOR be liable to replace the VESSEL.

The CONTRACTOR'S liability to the PURCHASER in respect of damage - including war damage - or in respect of the actual or constructive total loss of the VESSEL, shall not in any event extend further or otherwise than provided in this Article.

The PURCHASER agrees to notify the CONTRACTOR before each item of equipment or material supplied by the PURCHASER is delivered to the Building Site and to advise the CONTRACTOR of the value thereof.


ARTICLE 10:      DEFAULTS BY THE PURCHASER


(A)      Suspension/Termination by the CONTRACTOR

If any of the following events should occur :-

         1. the PURCHASER fails to pay to the CONTRACTOR any of the first, second and third instalments of the CONTRACT Price when such instalments become due and payable under the provisions of
                 Article 7 hereof; or

         2. the PURCHASER fails to take delivery of the VESSEL when the VESSEL is duly tendered for delivery by the CONTRACTOR under the provisions of Article 6 hereof; or

         3. a bona fide petition is filed and is not dismissed within thirty (30) days, or an effective resolution is passed for the winding up of the PURCHASER (other than for the purpose of a reconstruction or amalgamation which has received the prior written approval of the CONTRACTOR); or

         4. a receiver is appointed of the undertaking or property of the PURCHASER; or

         5. the PURCHASER suspends payment of its debts or ceases to carry on its business or makes any composition with its creditors or is declared bankrupt or goes into liquidation;

 Then:

         (a) the delivery date shall be automatically postponed for a period of continuance of such event in excess of two (2) days.

         (b) If such event continues for a period of fifteen (15) days the CONTRACTOR shall have the option to suspend the CONTRACTOR's obligations under this CONTRACT until such event has ceased.

         (c) If any of the events set out in sub-paragraphs (1) - (4) above, continues for a period of thirty (30) days after notice, to the PURCHASER or if any of the events set out in sub-paragraph, (5) occurs, the CONTRACTOR may, at its option, terminate this CONTRACT by giving notice of such effect to the PURCHASER by fax confirmed by letter.

(B)      Interest

Should the PURCHASER be in default in payment of any of the first, second, third or fourth instalments of the CONTRACT Price and/or other amounts due under this CONTRACT on or before delivery of the VESSEL, then the PURCHASER shall pay to the CONTRACTOR as from the due date interest thereon at the rate which is two (2) per cent per annum above the rate certified by Citibank N.A. to be the rate at which deposits of United States Dollars can be obtained by Citibank N.A. to fund the defaulted amount from the London Interbank Eurocurrency market for such periods as may be reasonable in the circumstances.

In case the PURCHASER shall fail to take delivery of the VESSEL as provided above in this Article, the PURCHASER shall be deemed in default as regards the fourth instalment of the CONTRACT PRICE and shall pay interest thereon at the rate aforesaid from and including the day on which the VESSEL is tendered for delivery by the CONTRACTOR.

(C)      CONTRACTOR'S Rights on Termination

         1. In the event of such termination of this CONTRACT, the CONTRACTOR shall be entitled to retain any instalment or instalments of the CONTRACT price theretofore paid by the PURCHASER to the CONTRACTOR on account of this CONTRACT to the extent of proved damages and loses including costs and expenses permitted by law.

         2. In the event of termination of this CONTRACT as provided in this Article 10, the CONTRACTOR shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at public or private sale on such terms and conditions as the CONTRACTOR thinks fit without being answerable for any loss or damage except as provided in paragraph (4) below.

         3. In the event of the sale of the VESSEL in its completed state, the proceeds of sale received by the CONTRACTOR shall be applied firstly to payment of all proven incidental damages and losses permitted by law attending such sale, and then to payment of all unpaid instalments of the CONTRACT Price and interest on such instalments at the rate as provided for above from the respective due dates thereof to the date of application.

         4. In the event of sale of the VESSEL in its incomplete state, the proceeds of sale received by the CONTRACTOR shall be applied firstly to all proven incidental damages and losses permitted by law attending such sale, and then to payment of all costs of construction of the VESSEL and compensation to the CONTRACTOR for a loss of reasonable profit due to the termination of this CONTRACT together with interest at the rate as provided for above, less the instalments retained by the CONTRACTOR.

         5. In either of the above events of sale, if the proceeds of sale exceed the total of amounts to which such proceeds are to be applied as aforesaid, the CONTRACTOR shall promptly pay the excess to the PURCHASER without interest.

         6. If the proceeds of sale are insufficient to pay to the CONTRACTOR such total amounts payable as aforesaid, the PURCHASER shall promptly pay the deficiency to the CONTRACTOR upon request.

         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]


ARTICLE 11:      DEFAULTS BY THE CONTRACTOR


(A)      Termination and Reimbursement and Liquidated Damages

If, in accordance with any of the provisions of Article 5 or 6 or paragraph (B) of this Article, the PURCHASER properly exercises its option to terminate this CONTRACT, then the CONTRACTOR shall :-

         (1) return to the PURCHASER all equipment and material supplied by the PURCHASER or pay to the PURCHASER the value thereof and pay to the PURCHASER the amount of consulting, engineering, architectural and similar fees and expenses incurred by the PURCHASER in connection with the construction of the VESSEL up to a maximum of XXXXXXXXX United States Dollars; and

         (2) pay to the PURCHASER any accumulated liquidated damages payable under Article 6(C); and

         (3) repay to the PURCHASER in United States Dollars the amount of all moneys paid by the PURCHASER for or on account of the CONTRACT Price of the VESSEL together with interest calculated from the respective dates such amounts were paid by the PURCHASER to the CONTRACTOR up to the date of repayment thereof at the rate certified by Citibank N.A. to be the rate paid by the Citibank N.A. to depositors for deposits of amounts equal to the instalments paid by the PURCHASER for the periods from receipt thereof by the CONTRACTOR to the date of repayment.

The CONTRACTOR'S liability in the event of such termination shall be limited to the above which the parties hereto reasonably estimate to be the amount of the loss which will be sustained by the PURCHASER in the event that this CONTRACT is terminated by the PURCHASER in accordance with Article 5 or 6 hereof or paragraph (B) of this Article.

(B)      Termination on Bankruptcy, Etc.

In any of the following events:

         (1) a bona fide petition is filed and is not dismissed within thirty (30) days or an effective resolution is passed for the winding up of the CONTRACTOR or any other similar proceedings with similar effect on the CONTRACTOR are instituted in Finland affecting the CONTRACTOR (other than for the purpose of a reconstruction or amalgamation which has received the prior written approval of the PURCHASER); or

         (2) the CONTRACTOR merges with any other entity without the prior written approval of the PURCHASER;

         (3)     the CONTRACTOR ceases to be controlled by Kvaerner A/S;

         (4) a receiver is appointed of the undertaking or property of the CONTRACTOR; or

         (5) the CONTRACTOR suspends payment of its debts or threatens to do so or ceases to carry on its business or makes any composition with its creditors or convenes a meeting of its creditors to propose such compositions or is declared bankrupt or goes into liquidation; or

         (6) the construction of the VESSEL is suspended for a period of more than thirty days for reasons other than any of the events specified in Article 6 (D) or, if applicable, Article 6 (E) and it is apparent that the CONTRACTOR will be unable to fulfil its obligations hereunder; or

         (7) there is a material adverse change in the financial condition of the CONTRACTOR;

         (8) the CONTRACTOR fails to provide any of the guarantees relating to the first, second or third instalments of the CONTRACT Price payable in accordance with Article 7(B) within thirty
                 (30) days of the date on which such guarantee should otherwise have been delivered to the PURCHASER;

         (9) if the CONTRACTOR fails to have the bank guarantees extended on or before 30 April 1998 if required to do so under the terms of Article 7(G);

         (10)    the CONTRACTOR fails to comply with its obligations under
                 Article 7 (H) and such default continues for a period of fourteen days after the PURCHASER gives notice to the CONTRACTOR requiring such default to be remedied.

Then:

                 the PURCHASER may immediately (without being bound thereto) terminate this CONTRACT by giving notice in writing to the CONTRACTOR.

         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]


(C)      The PURCHASER'S Right to Take Possession

If in accordance with the provisions of paragraph (B) above or Article 6 (C), the PURCHASER is entitled to terminate this CONTRACT but does not do so, then the PURCHASER shall have an optional right after giving notice to the CONTRACTOR to take possession of the VESSEL in her then state and all parts, plans, materials, machinery and equipment appropriated to the VESSEL and remove the same from the CONTRACTOR'S yard. The PURCHASER agrees that it will, on taking possession and in consideration of the CONTRACTOR releasing its lien on the vessel, pay to the CONTRACTOR XXX XXXXXXXXXXXXXXXXXXX UNITED STATES DOLLARS less the aggregate of:

         (1) the total amount of the instalments of the CONTRACT Price paid by the PURCHASER under Article 7(A) of this CONTRACT; and

         (2) the reasonable estimate cost of completing the VESSEL in the CONTRACTOR'S yard or at another shipyard and of removing to such other shipyard the VESSEL and all parts, materials, machinery and equipment appropriated to the Vessel.

If the actual cost of completing the VESSEL exceeds the estimated cost the CONTRACTOR shall pay the difference to the PURCHASER on completion of the vessel. If the actual cost of completing the vessel is less than the estimate cost the PURCHASER shall pay the difference to the CONTRACTOR on completion of the VESSEL.

(D)      Notice of bankruptcy filing

The CONTRACTOR shall not take any steps to obtain the appointment of bankruptcy trustees under the relevant provisions of Finnish bankruptcy law without first giving to the PURCHASER at least 30 days notice of its intention to do so.


ARTICLE 12:      GUARANTEE


(A)      Extent of Guarantee

The CONTRACTOR shall remedy at the Building Site or at any other yard controlled by the CONTRACTOR and in normal working hours, by repairing or if necessary replacing,

         1. any defect notified in writing by the PURCHASER on the VESSEL'S delivery; and

         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]



         2. any defect due to faulty design, bad workmanship or use of defective material and not apparent on delivery which becomes apparent during the period of XXXXXXXXXXXXXXXXXX from the date of delivery of the VESSEL provided the defect is notified in writing as soon as reasonably practicable after its discovery.

If for operational reasons the guarantee drydocking cannot reasonably be carried out before the expiration of the said XXXXXXXXXXXX period, then in relation to defects not reasonably discoverable without such drydocking the guarantee period hereunder shall, subject to paragraph (D) of this Article, expire on completion of such drydocking but in any event not later than XXXXXXXXXXXXXXX after delivery of the VESSEL.

Except as provided in paragraph (F) below, the guarantee shall apply only to the work of and materials and equipment supplied by the CONTRACTOR, its subcontractors and suppliers.

The CONTRACTOR'S obligations under this Article shall be limited in duration and extent as herein provided.

(B)      Paint

The CONTRACTOR shall provide a guarantee to the PURCHASER in relation to the paint for the VESSEL on the same terms as that provided by the paint supplier to the CONTRACTOR. Such guarantee shall be on the basis that the paintwork shall be carried out under the supervision of and to the satisfaction of authorised representatives of the paint supplier.

(C)      Liability for Consequential Loss or Damage

The Guarantee contained in this Article is in lieu of and excludes any other liability, guarantee, warranty and/or condition imposed or implied by law custom, statute, tort or otherwise by reason of the construction or sale of the VESSEL by the CONTRACTOR for and to the PURCHASER.

Except as provided in this Article and Article 8(A) and Article 13 after delivery the CONTRACTOR shall not under any circumstances have any liability, whether arising from claims for breach of warranty or guarantee, negligence or strict liability, for any consequential damages or for loss of time, cost of capital, loss of profit or earnings, demurrage, claims of third parties, or for any other kind whatsoever of consequential, contingent or incidental damages directly or indirectly occasioned by the CONTRACTOR'S activities pertinent to this CONTRACT.

         [MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY CARNIVAL CORPORATION]


The CONTRACTOR shall however be liable under the guarantee contained in this Article for damage to any part of the VESSEL (including her equipment) caused directly by defects to which paragraph (A) above applies provided that the CONTRACTOR'S liability in respect of damage so caused shall be limited to UNITED STATES DOLLARS XXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXX.

(D)      Extensions of Guarantee Period

The time during which the VESSEL is not available for service on account of defects which the CONTRACTOR is liable to make good under paragraph (A) above and the time required to remedy such defects shall be added to extend the guarantee period specified in paragraph (A) above up to a maximum of XXXXXXXXXXXXXXXXXX after delivery.

If the CONTRACTOR itself makes good any defects during the guarantee period specified in paragraph (A) above (as extended if appropriate by the preceding sub-paragraph of this paragraph (D)) or such defects are remedied elsewhere in accordance with paragraph (F) below under the supervision and with the approval of the CONTRACTOR, then the provisions of paragraph (A) shall apply to the parts repaired or replaced and the repair or replacement work for a period of XXXXXXXXXXXXX after the repair or replacement was completed up to a maximum of XXXXXXXXXXXXXXXXXX after delivery.

(E)      Investigation of Recurrent Defects

The CONTRACTOR agrees within the terms of this Article to investigate the cause of any recurrent defect to which paragraph (A) applies with a view to providing a satisfactory remedy therefor.

(F)      Guarantee Work Outside Building Site

If in the PURCHASER'S opinion the replacements or repairs under this Article cannot be conveniently made at the Building Site or at any other yard controlled by the CONTRACTOR, the PURCHASER may have such repairs and/or replacements carried out elsewhere; in such a case the CONTRACTOR is discharged from the guarantee under this Article in respect of the repairs or replacements carried out by the third party unless carried out under the supervision and with the approval of the CONTRACTOR. Provided the guarantee work is contracted for in a businesslike manner having regard to the nature, urgency and extent of the defect to be remedied, the CONTRACTOR shall reimburse the PURCHASER the documented expenses incurred by the PURCHASER in effecting such repairs and/or replacements including expenses of independent contractors in travelling to the VESSEL and the cost of transportation of materials and equipment (including by air freight if the PURCHASER reasonably so requires).

In any case, the VESSEL shall be taken at the PURCHASER'S cost and responsibility to the place elected for the work to be carried out ready in all respects for the guarantee work to be commenced.

(G)      Assignment of Suppliers' and Sub-contractors' Guarantees

In the event that the guarantee stipulated by manufacturers or suppliers of machinery, material, equipment, appurtenances and outfit furnished to the CONTRACTOR and embodied in the VESSEL exceeds the guarantee given by the CONTRACTOR to the PURCHASER hereunder, such extended guarantee rights are to be assigned and made available to the PURCHASER by the CONTRACTOR.

(H)      Verification of Guarantee Claims

The CONTRACTOR, at its own cost, is to have the right to investigate the validity of the PURCHASER'S claim either by the attendance aboard the VESSEL (at its point of service) of an accredited representative or, if in the opinion of the CONTRACTOR it is practicable to do so after suitable replacement is made, by the removal from the VESSEL and the transportation to the Building Site of the defective part.

(I)      Guarantee Engineer

During any time of the guarantee period the CONTRACTOR shall have the option to place on board one Guarantee Engineer who shall act as the CONTRACTOR'S observer and to whom every assistance shall be granted for the fulfilment of his tasks. Should this option be exercised then such Guarantee Engineer shall not be discharged by the PURCHASER without the CONTRACTOR'S approval, otherwise the PURCHASER shall immediately forfeit its rights under the guarantee in this Article.

The PURCHASER shall ensure the said Engineer a status on board not inferior to the chief engineer and provide accommodation in an officer's cabin. The PURCHASER shall pay the CONTRACTOR a remuneration to be agreed upon in respect of the Guarantee Engineer.

Notification of defects to the Guarantee Engineer shall be deemed to be notice to the CONTRACTOR for the purposes of this Article. The PURCHASER agrees to give prompt confirmation in writing of such notice to the CONTRACTOR.

The presence on board of the Guarantee Engineer shall in no way affect the CONTRACTOR'S and the PURCHASER'S responsibility as provided for in this CONTRACT. The duties and responsibilities of the Guarantee Engineer shall be specified in writing by the CONTRACTOR to the PURCHASER at the time the Guarantee Engineer is appointed.





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


ARTICLE 13:      PATENTS


The CONTRACTOR shall indemnify the PURCHASER against any infringement of patent rights in connection with the construction of the VESSEL at the Building Site but no such liability shall lie with the CONTRACTOR with regard to components and/or equipment and/or design supplied by the PURCHASER.


ARTICLE 14:      LAW OF THE CONTRACT, REFERENCE TO EXPERT
                 AND ARBITRATION


(A)      Law of the CONTRACT

This CONTRACT and all other agreements relating thereto shall be construed and interpreted under the laws of England.

(B)      Reference to Expert

If, save as provided in Article 1 paragraph (F), any dispute of a technical nature arises during the construction of the VESSEL between the parties in regard to the construction of the VESSEL, engines, material or workmanship, it shall forthwith be referred to a technical expert nominated by agreement between the parties hereto and his decision shall be final and binding upon both parties. Failing such agreement the dispute shall be referred to arbitration in accordance with paragraph (C) of this Article 14.

(C)      Arbitration

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this CONTRACT or any stipulation herein or with respect thereto which cannot be settled by the parties themselves, such dispute shall be resolved by arbitration in London, England in accordance with the Laws of England. Either party may demand arbitration of any such dispute by giving written notice to the other party. Any demand for arbitration by either of the parties hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed shall thereupon select a third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the "Arbitration Board") for the settlement of such dispute.

In the event however, that said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of notice of demand of arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board. And in the further event that the two arbitrators appointed the parties hereto as aforesaid should be unable to agree to the third arbitrator within twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to any court in England or other official organisation having jurisdiction in such matter to appoint the third arbitrator. The award of the arbitration made by the sole arbitrator or by the majority of the three arbitrators as case may be shall be final, conclusive and binding upon the parties hereto.

Judgment upon any award rendered may be entered in any court having jurisdiction or application may be made to any competent court or authority for a judicial acceptance of any award and an order of enforcement, as the case may be.


ARTICLE 15:      ADDRESSES FOR CORRESPONDENCE


For all practical purposes, without it being a legal requirement, the CONTRACTOR shall send all notices, letters and documents for the PURCHASER in connection with or required under this CONTRACT to the following address :

         (a)     for all technical matters :

                 Address :        Technical Marine Planning Limited
                                  70 Great Eastern Street
                                  London EC2A 3JL
                 Telephone:       44-71-739-3533
                 Telefax:         44-71-729-1169

         (b)     for all legal and financial matters :

                 Address :        Carnival Corporation
                                  Koger Center
                                  5225 NW 87th Avenue
                                  3rd Floor,
                                  Miami
                                  Florida 33178-2193
                                  U.S.A.

                 Attention :      Captain Vittorio Fabietti (for)
                                  Mr. Micky Arison

                 Telephone :      (305) 471-5777
                 Telefax:         (305) 471-5778





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

For all practical purposes without it being a legal requirement the PURCHASER shall send all notices, letters and documents for the CONTRACTOR in connection with or required under this CONTRACT to the following address :

                 Address :        Kvaerner Masa-Yards, Inc.
                                  Helsinki New Shipyard
                                  Munkisaarenkatu 1
                                  SF-00150 Helsinki, Finland

                 Attention :      Jukka Jaatinen
                 Telephone :      358-0-1941
                 Telefax :        358-0-170 132

All mail shall be sent by air.

Whenever this CONTRACT requires that notification shall be given in writing, such notification may validly be given by telefax. All approvals or consents required by this CONTRACT shall be in writing, by telefax. All such messages, if sent by telefax, shall also be confirmed by official letter.


ARTICLE 16:      ASSIGNMENT


The CONTRACTOR shall not transfer, assign and/or pledge this CONTRACT or any rights hereunder without the prior written consent of the PURCHASER which the PURCHASER shall have full liberty to withhold.

The PURCHASER may assign to any bank or financial institution any or all of its rights under this CONTRACT.

IN WITNESS WHEREOF, parties hereto have duly signed and executed this CONTRACT in triplicate counterparts.


Date :  December 7, 1994
        ----------------


[signed] H. Frank                  [signed] Martti Saarikaagas/ Antti Pankakoski
- ----------------------------       ---------------------------------------------

CARNIVAL CORPORATION              KVAERNER MASA-YARDS, INC.

                                  EXHIBIT "A"

                              BANK GUARANTEE/DRAFT
                               [BANK LETTERHEAD]


To: Carnival Corporation
PANAMA




GUARANTEE NO.
               ------------------


Dear Sirs,

We refer to the shipbuilding contract dated               1994 (the
"Shipbuilding Contract") made between (1) yourselves and (2) Kvaerner Masa-Yards Inc. (the "Contractor") in respect of the construction of Yard No.491.

In consideration of the receipt from you of Ten United States Dollars and other good and valuable consideration, receipt whereof is hereby acknowledged, we hereby irrevocably and unconditionally guarantee to you the payment by the Contractor of all amounts which the Contractor may be liable to pay to you under the Shipbuilding Contract and undertake to pay to you such amounts forthwith on presentation of your certificate confirming that (A) you have duly terminated the Shipbuilding Contract and that either (1) the Contractor has not within fourteen days of your notice of termination to the Contractor applied to arbitration contesting your right to terminate the Shipbuilding Contract or (2) the arbitration board appointed to determine your entitlement to terminate the Shipbuilding Contract has issued a final award confirming that you are so entitled or (B) the Contractor has become the subject of bankruptcy (konkurs) administration.

We shall not be exonerated from our obligations hereunder by:

1. Any irregularity, unenforceability or invalidity of the Shipbuilding Contract (to the intent that the obligations hereunder shall remain in full force and effect and this guarantee shall be constructed as if there were no such irregularity, unenforceability or invalidity); or

2.       Any amendment to or variation of the Shipbuilding Contract; or

3. Any other matter which may constitute a legal or equitable discharge of a surety or guarantor.

We hereby waive all or any of our rights as surety which may at any time be inconsistent with any of the provisions of this guarantee and in particular, but without prejudice to the foregoing, any right which we may have to compel you to proceed to enforce a claim against the Contractor before enforcing this guarantee against us.

All payments by us hereunder shall be made in United States Dollars without set-off or counter-claim free and clear from all taxes. Our liability under
this guarantee is, however, limited to a maximum amount of [                ]
United States Dollars.

This guarantee shall terminate upon the date on which the Vessel is delivered to and accepted by you under the Shipbuilding Contract.

All claims under this guarantee shall, however, be made to us in writing latest on 30 April 1998 in order to be taken into consideration.

This guarantee shall be governed by and construed in accordance with the laws of England. We hereby submit to the non-exclusive jurisdiction of the English courts and agree if required to appoint an agent in England for service of any proceedings before such courts.



Helsinki,                             , 199
          ----------------------------




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